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                                                                      EXHIBIT 11

                            VERSUS TECHNOLOGY, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                                             1996                   1995
                                                                     ---------------------  ---------------------
PRIMARY AND FULLY DILUTED EARNINGS (LOSS) PER SHARE:
----------------------------------------------------
Net loss                                                                    $  (2,006,000)         $  (2,497,000)
                                                                            ==============         ==============
Calculation of weighted average common shares outstanding:
   Outstanding common shares at beginning of year                               18,910,697              4,160,780
   Impact of private placement offerings:
      August 26, 1996 - 11,335,000 shares                                        2,044,016                      -
      September 29, 1995 - 14,674,917 shares                                             -              1,286,568
   Impact of August 26, 1996 Olmsted Engineering Co. acquisition and issuance of 6,379,889 shares, less 510,000 subsequently
      retired shares                                                            1,058,525                      -
Other                                                                            (153,162)                  3,082
                                                                            --------------------------------------
Total weighted average common shares (A)                                    $   21,860,076         $    5,450,430
                                                                            ======================================
Primary and Fully Diluted Loss Per Share                                    $        (.09)         $        (.46)
                                                                            =======================================


NOTE:
-----
(A)  The weighted average effect of common stock equivalents was anti-dilutive for both 1996 and 1995 and, therefore, was not considered in the above calculation.


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